Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statements:
1)	Registration Statement (Form S-3 No. 333-120692),

2)	Registration Statement (Form S-3 No. 333-150737),

3)	Registration Statement (Form S-3 No. 33-94782),

4)	Registration Statement (Form S-3 No. 333-22211),

5)	Registration Statement (Form S-3 No. 333-43267),

6)	Registration Statement (Form S-3 No. 333-39282),

7)	Registration Statement (Form S-3 No. 333-65592), and

8)	Registration Statement (Form S-3 No. 333-125571)
of Liberty Property Trust and Liberty Property Limited Partnership and in the related Prospectuses of our report dated February 25, 2009 (except for Notes 2, 11, 12, 13 and 14 as to which date is December 1, 2009 and Note 8 as to which the date is May 19, 2009), with respect to the consolidated financial statements and schedule of Liberty Property Limited Partnership included in this Current Report (Form 8-K).
/s/ Ernst & Young LLP
Philadelphia, Pennsylvania
December 1, 2009